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                                                             EXHIBIT 18

                      [Nesbitt Burns Letterhead]


                                                       October 10, 1996

The Board of Directors
The Loewen Group Inc.
4126 Norland Avenue
Burnaby, British Columbia
V5G 3S8

Members of the Board:

You have requested our opinion (our "Opinion") with respect to the adequacy, from a financial point of view, of the consideration to be received by holders of common shares and preferred shares of The Loewen Group Inc. ("LWN") pursuant to a proposed stock-for-stock exchange offer (the "Second SCI Proposal"), as disclosed in a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on October 3, 1996 by New Service Corporation International ("New SCI") and SCI Holdings Canada, Inc. ("SCI Canada"), each wholly-owned subsidiaries of Service Corporation International ("SCI"), which exchange offer SCI represents values the outstanding common shares of LWN (the "LWN Common Shares") at U.S. $45.00 per share and the outstanding 6.00% Cumulative Redeemable Convertible First Preferred Shares, Series C (the "LWN Preferred Shares") at U.S. $29.51 per share, subject to adjustment in certain circumstances described below. We have utilized these represented values in arriving at our Opinion.

According to the Registration Statement, SCI proposes to offer to exchange
(i) for each outstanding LWN Common Share, including associated common share purchase rights, that number of shares of the common stock, par value U.S. $0.01 per share, of New SCI (the "New SCI Common Stock") or, at the election of the holder thereof, that number of exchangeable shares, without par value, of SCI Canada (the "Canadian SCI Exchangeable Shares"), equal to the quotient determined by dividing U.S. $45.00 by the average of the high and low sales prices of the common stock, par value U.S. $1.00 per share, of SCI (the "SCI Common Stock"), as reported on the New York Stock Exchange Composite Tape, on each of the 20 consecutive trading days ending with the third trading day immediately preceding the expiration date of the proposed exchange offer (the "Share Exchange Ratio"); provided that the Share Exchange Ratio will not be greater than 1.76471 and (ii) for each outstanding LWN Preferred Share, that number of shares of New SCI Common Stock or, at the election of the holder thereof, that number of Canadian SCI Exchangeable Shares, equal to the product of (i) the Share Exchange Ratio and (ii) 0.65574 (the "Preferred Share Exchange Ratio"); provided that the Preferred Share Exchange Ratio will not be greater than 1.15719.

In arriving at our Opinion, we reviewed the Registration Statement and held discussions with certain senior officers, directors and other representatives and advisors of LWN concerning the businesses, operations and prospects of LWN. We examined certain publicly available business and financial information relating to LWN as well as certain financial forecasts and other historical and forecast data for LWN which were provided to or otherwise discussed with us by the management of LWN. We reviewed the financial terms of the Second SCI Proposal in relation to, among other things: current and historical market prices and trading volumes of the LWN Common Shares and the LWN Preferred Shares; the historical and projected earnings of LWN and other operating data of LWN; and the capitalization and financial condition of LWN. We also considered, to the extent publicly available, the financial terms of certain other

1 FIRST CANADIAN PLACE, 4TH FLOOR, P.O. BOX 150, TORONTO, ONTARIO MSX 1H3
                               (416) 359-4000


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THE BOARD OF DIRECTORS
THE LOEWEN GROUP INC.
OCTOBER 10, 1996
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similar transactions recently effected which we considered relevant in evaluating the transaction contemplated by the Second SCI Proposal and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of LWN. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our Opinion.

In rendering our Opinion, we have assumed and relied, without independent verification, upon the accuracy, fair representation and completeness of all financial and other information, data, advice, opinions and representations publicly available or furnished to or otherwise reviewed by or discussed with us and our Opinion is conditional upon such accuracy, fairness and completeness. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with us by management of LWN, we have discussed with the management of LWN, and with your consent have relied on, various operational and financial assumptions as to the future financial performance of LWN. Subject to the exercise of professional judgment and except as expressly described herein, we have not attempted to verify independently the accuracy or completeness of any such information, data, advice, opinions and representations.

We have not made or been provided with an independent evaluation of the assets or liabilities (contingent or otherwise) of LWN nor have we made any physical inspection of the properties or assets of LWN. In connection with our engagement, we have not been requested to approach, and have not approached or held discussions with, third parties to solicit indications of interest in the acquisition of all or a part of LWN. Our Opinion is necessarily rendered on the basis of information available to us including financial and securities markets, economic and general business and financial conditions and other conditions and circumstances existing and disclosed to us, as at the date hereof. Our Opinion is also based upon the condition and prospects, financial and otherwise, of LWN as they were reflected in the information and documents reviewed by us and as they were represented to us in our discussions with management of LWN. In our analyses and in connection with the preparation of our Opinion, we made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved.

Nesbitt Burns is one of Canada's largest investment banking firms, with operations in all facets of corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading, investment research and investment management. The Opinion expressed herein is the opinion of Nesbitt Burns and the form and content herein have been approved for release by a committee of its directors, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

Nesbitt Burns has been engaged to render financial advisory services to LWN in connection with the Second SCI Proposal and certain related matters and will receive a fee for our services. We have not been engaged to prepare, and have not prepared, a valuation of LWN or any of its material assets and our Opinion should not be construed as such. In the ordinary course of our business, we and certain of our affiliates may actively trade the securities of LWN or SCI for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We have in the past provided certain financial advisory and investment banking services to LWN, unrelated to the Second SCI Proposal, including acting as lead manager on recent equity financing transactions, and have received and


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THE BOARD OF DIRECTORS
THE LOEWEN GROUP INC.
OCTOBER 10, 1996
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will receive compensation for such services.  The Bank of Montreal is Nesbitt
Burns' controlling shareholder and is the lead bank on certain of LWN's various credit facilities.

Our advisory services and the Opinion expressed herein are provided for the information of the Board of Directors of LWN in its evaluation of the Second SCI Proposal and our Opinion is not intended to be and does not constitute a recommendation to any shareholder with respect to the Second SCI Proposal. Our Opinion may not be published or otherwise used or referred to, nor shall any public reference to Nesbitt Burns be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Share Exchange Ratio and the Preferred Share Exchange Ratio are inadequate, from a financial point of view, to the holders of LWN Common Shares and to the holders of LWN Preferred Shares, respectively (other than SCI and its affiliates).

Yours truly,

/s/ Nesbitt Burns Inc.

NESBITT BURNS INC.